UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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E2OPEN PARENT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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E2OPEN PARENT HOLDINGS, INC.

9600 Great Hills Trail, Suite 300E

Austin, Texas 78759

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement is being mailed on or about July 29, 2021 to the stockholders of record on July 23, 2021 (the “Record Date”) of E2open Parent Holdings, Inc., a Delaware corporation (the “Company”), in connection with certain actions taken by the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of July 23, 2021. The actions to be taken pursuant to the written consent may be taken on or about August 18, 2021, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Michael Farlekas
July 23, 2021	Michael Farlekas
Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

To the Company’s Stockholders:

NOTICE IS HEREBY GIVEN that an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the total number of shares of authorized Class V Common Stock, par value $0.0001 per share (“Class V Common Stock”) to 42,747,890 from 40,000,000 and correspondingly, to increase the aggregate number of shares that the Company may issue to 2,556,747,890 from 2,554,000,000, has been approved pursuant to the written consent (the “Written Consent”) of the holders of a majority of the voting power of the outstanding capital stock of the Company, dated July 23, 2021, in lieu of a special meeting of the stockholders. The Company is required to increase the number of authorized shares of Class V Common Stock to accommodate the potential issuance of additional shares of Class V Common Stock upon a “Series 2 Vesting Event” relating to its outstanding Series 2 Restricted Common Units, as further described herein, and the Company is required to increase the aggregate number of shares that it may issue to account for such increase in the number of authorized Shares of Class V Common Stock.

This action is more fully described in the accompanying Information Statement. The action was taken by Written Consent pursuant to Section 242 and Section 228 of the Delaware General Corporation Law (“DGCL”) and the By-Laws of the Company (the “By-Laws”). Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Section 228 of the DGCL and the By-Laws, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to such company. This Information Statement will serve as written notice to the Company’s stockholders of record on the Record Date for purposes of the foregoing requirements of the DGCL and the By-Laws.

The accompanying Information Statement is being furnished to all our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the Written Consent before it becomes effective.

Stockholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the Company’s stockholders of record on the Record Date, which mailing date is expected to be on or about July 29, 2021.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 2,554,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share, (ii) 2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (iii) 13,000,000 shares of Class B Non-Voting Common Stock, par value $0.0001 per share, which consist of 9,000,000 shares of Series B-1 Common Stock, par value $0.0001 per share and 4,000,000 shares of Series B-2 Common Stock, par value $0.0001 per share, and (iv) 40,000,000 shares of Class V Common Stock, par value $0.0001 per share (“Class V Common Stock”). Each share of Class A Common Stock and Class V Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Holders of a majority of the voting power of the shares of Class A Common Stock and Class V Common Stock as of the Record Date, voting as a single class, have voted in favor of the action by written consent dated July 23, 2021 and no other stockholder consents will be solicited in connection with this Information Statement.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act, to notify the Company’s stockholders as of the Record Date of the corporate action expected to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting power of the Company’s outstanding capital stock.

Stockholders holding in excess of 50.40% of the voting power of the Company’s outstanding voting securities voted in favor of an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the total number of shares of authorized Class V Common Stock to 42,747,890 shares of Class V Common Stock from 40,000,000 and correspondingly, to increase the aggregate number of shares that the Company may issue to 2,556,747,890 from 2,554,000,000.

Why is the Certificate of Incorporation Being Amended to Increase the Number of Authorized Shares of Class V Common Stock and the Aggregate Number of Shares Issuable by the Company?

Pursuant to the Limited Liability Company Agreement of E2open Holdings, LLC (the “LLCA”), upon the occurrence of a Series 2 Vesting Event (as defined in the LLCA) relating to its outstanding Series 2 Restricted Common Units (as defined in the LLCA), the Company is required to issue an additional number of shares of Class V Common Stock which would result in an aggregate amount of issued and outstanding Class V Common Stock that is greater than 40,000,000. In order to ensure that the Company has sufficient Class V Common Stock and a sufficient number of aggregate shares to issue in the event of a Series 2 Vesting Event (as defined in the LLCA) and to otherwise comply with the terms of the LLCA, the requisite shareholders have approved the amendment to the Certificate of Incorporation described herein. A Series 2 Vesting Event includes the first day on which the first day on which the Class A Common Stock 20-Day VWAP is equal to at least $15.00, subject to the terms and conditions of the LLCA.

Who is Entitled to Notice?

Each holder of outstanding voting securities as of the Record Date will be entitled to notice of the action. Stockholders as of the close of business on the Record Date that held in excess of 50.40% of the voting power of the Company’s outstanding shares of voting securities voted in favor of the action.

What Action was Taken by Written Consent?

Stockholders holding in excess of 50.40% of the voting power of the Company’s outstanding voting securities have voted in favor of an amendment to our Certificate of Incorporation to increase the total number of shares of authorized Class V Common Stock to 42,747,890 shares of Class V Common Stock from 40,000,000 and correspondingly, to increase the aggregate number of shares that the Company may issue to 2,556,747,890 from 2,554,000,000.

What Vote is Required to Approve the Action?

The affirmative vote of a majority of the voting power of the Company’s voting securities outstanding on the Record Date is required for approval of the amendment to our Certificate of Incorporation.

What Vote was Obtained to Approve the Action Described in this Information Statement?

We obtained the approval of the holders of 118,508,682 issued and outstanding shares of Class A Common Stock and Class V Common Stock, in aggregate, representing approximately 50.40% of the voting securities of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of the Company’s common stock as of July 23, 2021 by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our named executive officers and directors and (iii) all of such executive officers and directors as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of shares of the Company’s common stock as of July 23, 2021 is based on the following: (i) an aggregate of 195,128,177 shares of Class A Common Stock issued and outstanding and (ii) 40,000,000 shares of Class V Common Stock issued and outstanding; provided that, the information below excludes (a) the shares of Class A Common Stock reserved for future awards under the Company’s 2021 Omnibus Incentive Plan, (b) 13,799,972 shares of Class A Common Stock subject to outstanding warrants of the Company, (c) 3,372,184 non-voting shares of Series B-2 Common Stock issued upon completion of the business combination between the Company (formerly CC Neuberger Principal Holdings I) and E2open Holdings, LLC, and (d) 16,237 shares of Class V Common Stock which the Company is obligated to issue as a result of the conversion of the Series 1 RCUs as a result of the Series 1 Vesting Event (as each term is defined in the LLCA).

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 9600 Great Hills Trail #300E, Austin, Texas 78759.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Class A Stock Number of Shares	%	Class V Stock Number of Shares	%	% of Total Voting Power
Five Percent Holders
CC Neuberger Principal Holdings I Sponsor LLC(1)	25,530,000	12.2%	—	—	10.9%
NBOKS(2)	39,165,000	18.7%	—	—	16.7%
Insight Partners(3)	20,202,501	9.7%	29,539,651	73.8%	21.2%
Elliott Investment Management L.P.(4)	28,041,651	13.4%	—	—	11.9%
Luxor Capital Partners, LP(5)	11,300,000	5.4%	—	—	4.8%
The WindAcre Partnership Master Fund LP(6)	16,250,000	7.8%	—	—	6.9%
Directors and Executive Officers
Michael A. Farlekas	—	*	1,492,041	3.7%	*
Peter R. Hantman	—	*	576,200	1.4%	*
Jarett J. Janik	—	*	220,670	*	*
Chinh E. Chu(7)	13,715,000	6.6%	—	—	5.8%
Stephen C. Daffron	—	—	—	—	—
Eva F. Huston	50,000	*	—	—	*
Keith W. Abell	50,000	*	—	—	*
Ryan M. Hinkle(8)	—	—	—	—	—
Timothy I. Maudlin	6,830	*	164,761	*	*
All directors and named executive officers as a group (eleven individuals)	14,154,479	6.8%	2,453,672	6.1%	7.1%

*	Less than 1%.
(1)

Consists of 15,250,000 shares of Class A Common Stock and 10,280,000 Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor I Holdings LLC (“CC”), which is controlled by Chinh E. Chu, and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(2)

Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 20,530,000 Shares of Class A Common Stock and 5,000,000 Forward Purchase Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii)7,625,000 shares of Class A Common Stock and 5,140,000 Warrants exercisable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates.

(3)

Consists of 8,391,675 shares of Class A Common Stock owned by Insight Venture Partners (Cayman) IX, L.P., 1,789,373 shares of Class A Common Stock owned by Insight Venture (Delaware) IX, L.P., 5,220,857 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., 4,800,596 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and 29,539,651 shares of Class V Common Stock owned by Insight E2open Aggregator, LLC (collectively, the “Insight Stockholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth- Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole stockholders of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth- Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Stockholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Stockholders. The principal business address of each of the Insight Stockholders is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)

Consists of: (i) 8,412,494 shares of Class A Common Stock to be beneficially held by Helios Associates, LLC (“Helios”) and (ii) 19,629,157 shares of Class A Common Stock to be beneficially held by Sesame Investments, LP (“Sesame”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of

Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and Elliott International may be deemed to beneficially own the shares of Class A Common Stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A Common Stock. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.
(5)

Consists of 2,596,000 shares of Class A Common Stock owned by Luxor Capital Partners, LP (the “Onshore Fund”), 1,792,000 shares of Class A Common Stock owned by Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), 5,553,000 shares of Class A Common Stock owned by Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”) and 1,359,000 shares of Class A Common Stock owned by Luxor Wavefront, LP (the “Wavefront Fund”). The principal business address of each of the Onshore Fund and the Wavefront Fund is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(6)

Consists of shares of Class A Common Stock purchased by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”) in the Business Combination PIPE Investment. The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A Common Stock to be purchased by the Master Fund. The principal business address of each stockholders is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(7)

Consists of (i) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants to purchase Class A Common Stock owned of record by the Sponsor and (ii) 950,000 shares of Class A Common Stock owned by CC, for which Mr. Chu is deemed to have beneficial ownership.

(8)

Mr. Hinkle is a Managing Director of Insight Partners, an affiliate of the Insight Stockholders described in footnote 3. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Stockholders. See footnote 3 for more information regarding the Insight Stockholders.

ACTION 1

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF AUTHORIZED CLASS V COMMON STOCK TO 42,747,890 SHARES OF CLASS V COMMON STOCK FROM 40,000,000 AND TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT THE COMPANY MAY ISSUE TO 2,556,747,890 FROM 2,554,000,000.

Our board of directors and the holders of a majority of the voting power of the voting securities of the Company have approved the certificate of amendment to our Certificate of Incorporation (the “Amendment”) increasing our authorized shares of Class V Common Stock to 42,747,890 shares of Class V Common Stock from 40,000,000 and correspondingly, increasing the aggregate number of shares that the Company may issue to 2,556,747,890 from 2,554,000,000. The increases in our authorized shares of Class V Common Stock and our aggregate number of shares issuable will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. We will file the Amendment approximately (but not less than) 20 days after this definitive information statement is mailed to stockholders.

The form of the Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our Certificate of Incorporation currently authorize us to issue a maximum of 40,000,000 shares of Class V Common Stock, $0.0001 per share (“Class V Common Stock”). As of the Record Date, 100% of our shares of Class V Common Stock are issued and outstanding.

Pursuant to the Limited Liability Company Agreement of E2open Holdings, LLC (the “LLCA”), upon the occurrence of a Series 2 Vesting Event (as defined in the LLCA), the Company is required to issue an additional number of shares of Class V Common Stock which would result in an aggregate amount of issued and outstanding Class V Common Stock that is greater than 40,000,000. In order to ensure that the Company has sufficient Class V Common Stock and a sufficient number of aggregate shares to issue in the event of a Series 2 Vesting Event (as defined in the LLCA) and to otherwise comply with the terms of the LLCA, the requisite shareholders have approved the amendment to the Certificate of Incorporation as described herein.

Effects of the Increase in Authorized Class V Common Stock

The additional shares of Class V Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Class V Common Stock. The authorization of additional shares will not have any effect on the rights of any Company stockholder.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations, estimates and projections about the Company. You can identify the Company’s forward-looking statements by the words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” and similar expressions.

These forward-looking statements are based on information available as of the date of this Information Statement and management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control and the control of our directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our results or performance may be materially different from those expressed or implied by these forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.

ADDITIONAL INFORMATION

The Company files reports and other information with the SEC as required by the Exchange Act. You may read and copy reports and other information filed by the Company with the SEC at the SEC web site, which contains reports, proxy statements and other information, at: http://www.sec.gov.

By order of the Board of Directors

July 23, 2021

/s/ Michael Farlekas
Michael Farlekas
Chief Executive Officer

Appendix A

FORM OF CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

E2OPEN PARENT HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being an authorized officer of E2open Parent Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify the following:

FIRST: The name of the Corporation is E2open Parent Holdings, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 4, 2021.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to change ARTICLE IV thereof, relating to the authorized capital stock of the Company. Accordingly, Section 4.1 of ARTICLE IV of the Certificate of Incorporation shall be amended to read in its entirety as follows:

“Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 2,556,747,890 shares, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), (ii) 2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (iii) 13,000,000 shares of Class B Non-Voting Common Stock, par value $0.0001 per share (“Class B Common Stock”), which shall be divided into 9,000,000 shares of Series B-1 Common Stock, par value $0.0001 per share (“Series B-1 Common Stock”) and 4,000,000 shares of Series B-2 Common Stock, par value $0.0001 per share (“Series B-2 Common Stock”) and (iv) 42,747,890 shares of Class V Common Stock, par value $0.0001 per share (“Class V Common Stock” and, together with the Class A Common Stock, and the Class B Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock, Class V Common Stock, or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding or, in the case of Class A Common Stock, necessary for issuance upon conversion of outstanding shares of Class B Common Stock or upon exchange of Common Units (as defined in the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC (the “LLC Agreement”)) and corresponding shares of Class V Common Stock) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, the Class B Common Stock, the Class V Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock. Upon the filing of the Certificate of Domestication and this Certificate of Incorporation, which occurred on the closing date (such date, the “Closing Date”) of the transactions contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of October 14, 2020, as amended January 28, 2021, by and among (i) CCNB1 Cayman, (ii) the Blocker Merger Subs (as defined therein), (iii) the Blockers (as defined therein), (iv) Sonar Company Merger Sub, LLC, a Delaware limited liability company, (v) Elliott Associates, L.P., a Delaware limited partnership, (vi) Elliott International, L.P., a Cayman Islands limited partnership, (vii) E2open Holdings, LLC (f/k/a Eagle Parent Holdings, LLC), a Delaware limited liability company (the “Company”), and (vii) Insight Venture Partners, LLC, a Delaware limited liability company, each share of capital stock of CCNB1 Cayman issued and outstanding immediately prior to the filing of the Certificate of Domestication and this Certificate of Incorporation for all purposes was deemed to be one issued and outstanding, fully paid and nonassessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof; provided, however, in accordance with the terms of that certain letter agreement, dated as of

Appendix B-1

October 14, 2020, by and among CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (the “Sponsor”), CCNB1 Cayman and the other parties thereto, an aggregate 2,500,000 Class B Ordinary Shares of CCNB1 Cayman automatically converted into Series B-1 Common Stock instead of Class A Common Stock.”

FOURTH: The amendment to the Certificate of Incorporation of the Corporation affected hereby was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this              day of                     , 2021.

E2OPEN PARENT HOLDINGS, INC.

By:
Name:
Title:

Appendix B-2